EXHIBIT 10.50
TANDY BRANDS ACCESSORIES, INC.
FISCAL 2010 COMPENSATION SUMMARIES
On June 30, 2009 the Board of Directors (the “Board”) of Tandy Brands Accessories, Inc. (the “Company”), upon the recommendation of the Compensation Committee, approved the following base salaries for fiscal 2010 for the Company’s executive officers.
The Board also approved the annual cash compensation for nonemployee directors for fiscal 2010.
FISCAL 2010 EXECUTIVE OFFICER COMPENSATION SUMMARY

Base
Executive Officer	Salary

N. Roderick McGeachy, III, Chairman of the Board,(1) President, and Chief Executive Officer	$330,000

M.C. Mackey, Chief Financial Officer, Teasurer, and Assistant Secretary	$216,300

Robert J. McCarten, Senior Vice President - Sales	$215,000

(1) - Mr. McGeacy does not receive compensation for serving as a director or Chairman of the Board.
FISCAL 2010 NONEMPLOYEE DIRECTOR COMPENSATION SUMMARY

		Board and Committee
		Meeting Fees
Annual Retainer		Per Meeting	Shares of Restricted Stock (A)

Board Member		Audit Committee	Continuing Board Member	3,000
(other than		$2,000
Lead Independent Director			New Board Member	4,060
and Chairman of the Board)	$25,000	Board and Other
		Committees	Nonemployee Chairman
Audit Committee		$1,500 in person	of the Board	4,200
Chairperson	$7,500	$750 telephonic

Other Committee
Chairpersons	$5,000

Lead Independent Director	$50,000

(A) - Awards pursuant to the Tandy Brands Accessories, Inc. 2002 Omnibus Plan, as amended June 6, 2007.